Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

              (212) 299-2439

NYMEX ANNOUNCES PROPOSED FEES FOR SIDE BY SIDE TRADING ON CME GLOBEX®

New York, N.Y., May 25, 2006 -- The New York Mercantile Exchange, Inc. today announced the proposed fee schedule for the initial slate of the energy futures contracts that will be offered for side by side trading on CME Globex, the electronic trading platform of the Chicago Mercantile Exchange, on June 11 for trade date June 12.  All fees are quoted on a per side basis.

Fees for crude oil, heating oil, and RBOB gasoline (penultimate) financial futures contracts will be $0.75 for NYMEX Division members, $1.25 for COMEX Division members, and $1.50 for non-members.   Fees for the natural gas (penultimate) and natural gas (last-day) financial futures contracts will be $1.60 for NYMEX Division members, $2.10 for COMEX Division members, and $2.60 for non-members.

Fees for the NYMEX miNYTM crude oil, heating oil, and RBOB gasoline futures contracts will be $0.55 for NYMEX Division members, $0.80 for COMEX Division members, and $1.50 for non-members.  Fees for the NYMEX miNY natural gas futures contracts will be $0.40 for NYMEX Division members, $0.53 for COMEX Division members, and $0.65 for non-members.

NYMEX also approved a daily volume incentive program for all market participants from June 12 through August 31.  Regular trading fees apply for trading 1 to 2,500 of the crude oil (penultimate) financial futures contracts. Fees for trading 2,501 to 5,000 contracts will be $0.60 for NYMEX Division members, $1.00 for COMEX Division members, and $1.20 for non-members. Fees for trading 5,001 to 10,000 contracts will be $0.50 for NYMEX Division members, $0.84 for COMEX Division members, and $1.00 for non-members.  Fees for trading more than 10,000 contracts will be $0.40 for NYMEX Division members, $0.68 for COMEX Division members, and $0.81 for non-members.

Regular trading fees apply for trading 1 to 500 heating oil or RBOB gasoline (penultimate) financial futures contracts. Fees for trading 501 to 1,000 contracts will be $0.60 for NYMEX Division members, $1.00 for COMEX Division members, and $1.20 for non-members.  Fees for trading 1,001 to 2,500 contracts will be $0.50 for NYMEX Division members, $0.84 for COMEX Division members, and $1.00 for non-members.  Fees for trading more than 2,500 contracts will be $0.40 for NYMEX Division members, $0.68 for COMEX Division members, and $0.81 for non-members.

Regular trading fees apply for trading 1 to 1,000 natural gas (penultimate) or natural gas (last-day) financial futures contracts.  Fees for trading 1,001 to 2,500 contracts will be $1.28 for NYMEX Division members, $1.68 for COMEX Division members, and $2.08 for non-members.  Fees for trading 2,501 to 5,000 contracts will be $1.07 for NYMEX Division members, $1.41 for COMEX Division members, and $1.75 for non-members. Fees for trading more than 5,000 contracts will be $0.86 for NYMEX Division members, $1.13 for COMEX Division members, and $1.40 for non-members.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.